EXIBIT 10.60

Form of Working Capital Note dated September 24, 2007

Exhibit D

MANARIS CORPORATION

FORM OF

SENIOR SECURED WORKING CAPITAL NOTE

Issue Date: ___________, 200__	$_____________

FOR VALUE RECEIVED, MANARIS CORPORATION, a Nevada corporation (the “Company”), hereby promises to pay to the order of IMPERIUM MASTER FUND, LTD. or its permitted successors or assigns (the “Holder”) the principal amount of ________________________ Dollars ($___________), together with accrued and unpaid interest thereon, on or before [____________] (the “Maturity Date”).

The Company has issued this Senior Secured Working Capital Note (this “Note”) pursuant to a Securities Purchase and Loan Agreement, dated as of September 24, 2007 (the “Loan Agreement”). The Senior Secured Working Capital Notes issued by the Company pursuant to the Loan Agreement, including this Note, are collectively referred to herein as the “Notes”.

The Company’s obligations under the Notes, including, without limitation, its obligation to make payments of interest thereon, are guaranteed by the Company’s subsidiaries and secured by the assets and properties of the Company and its subsidiaries. The following terms shall apply to this Note:

1. DEFINITIONS.

(a) Defined Terms. The following terms shall apply to this Note:

“Acceleration Notice,” “Acceleration Notice Date” and “Acceleration Payment Date” have the respective meanings set forth in Section 3(a) of this Note.

“Change of Control” means the existence, occurrence or public announcement of, or entering into an agreement contemplating, any of the following: (a) the sale, conveyance or disposition of more than twenty-five percent (25%) of the assets of the Company, (b) the effectuation of a transaction or series of transactions in which more than fifty percent (50%) of the voting power of the Company is transferred or otherwise disposed of; (c) the effectuation of a transaction or series of transactions in which any of the voting power of any Company Subsidiary is transferred or otherwise disposed to a Person other than the Company or another Company Subsidiary; (d) the consolidation, merger or other business combination of the Company with or into any other entity, immediately following which the prior stockholders of the Company fail to own, directly or indirectly, at least seventy-five percent (75%) of the surviving entity; (e) the consolidation, merger or other business combination of any Company Subsidiary with or into any other entity other than the Company or another Company Subsidiary; (f) a transaction or series of transactions in which any Person or group acquires more than fifty percent (50%) of the voting equity of the Company; (g) a transaction or series of transactions in which any Person or group (other than the Company or a Company Subsidiary) acquires any of the voting equity of a Company Subsidiary; and (h) the Continuing Directors do not at any time constitute at least a majority of the Board of Directors.

“Continuing Director” means, at any date, a member of the Company’s Board of Directors (i) who was a member of such board on the Issue Date or (ii) who was nominated or elected by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Company’s Board of Directors was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or such lesser number comprising a majority of a nominating committee if authority for such nominations or elections has been delegated to a nominating committee whose authority and composition have been approved by at least a majority of the directors who were Continuing Directors at the time such committee was formed.

“Default Interest Rate” means the lower of eighteen (18%) and the maximum rate permitted by applicable law or by the applicable rules or regulations of any governmental agency or of any stock exchange or other self-regulatory organization having jurisdiction over the Company or the trading of its securities.

“Event of Default” means the occurrence of any of the following events:

(i) a Liquidation Event occurs or is publicly announced;

(ii) the Company fails to make any payment of principal on this Note in full as and when such payment is due, or the Company fails to make any payment of interest on this Note in full as and when such payment is due, provided that the Company shall not have been able to cure such non-payment within four (4) Business Days after such due date;

(iii)  other than a breach described in clause (ii) above, the Company or any Company Subsidiary breaches or provides notice of its intent to breach any material term or condition of this Note or any other Transaction Document, provided that such breach is not cured within seven (7) Business Days following written notice thereof from the Holder;

(iv) any representation or warranty made by the Company or any Company Subsidiary in this Note or any other Transaction Document was inaccurate or misleading in any material respect as of the date such representation or warranty was made; or

(v) a default occurs or is declared and is not cured within the applicable grace period (if any) with respect to any instrument that evidences Debt of the Company or any Company Subsidiary, the effect of which default is to cause, or permit the holder or holders of such indebtedness to cause, such indebtedness to become due prior to its stated maturity solely to the extent that the principal amount of any such indebtedness exceeds, individually or in the aggregate, $1,000,000.

“Interest” has the meaning set forth in Section 2(a) of this Note.

“Issue Date” means the “Issue Date” as set forth on the front page of this Note.

“Liquidation Event” means where (i) the Company or any Company Subsidiary shall make a general assignment for the benefit of creditors or consent to the appointment of a receiver, liquidator, custodian, or similar official of all or substantially all of its properties, or any such official is placed in control of such properties, or the Company or any Company Subsidiary shall commence any action or proceeding or take advantage of or file under any federal or state insolvency statute, including, without limitation, the United States Bankruptcy Code, seeking to have an order for relief entered with respect to it or seeking adjudication as a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution, administration, a voluntary arrangement, or other relief with respect to it or its debts; or (ii) there shall be commenced against the Company or any Company Subsidiary any action or proceeding of the nature referred to in clause (i) above or seeking issuance of a warrant of attachment, execution, distraint, or similar process against all or any substantial part of its property, which results in the entry of an order for relief which remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (iii) there is initiated the dissolution or other winding up of the Company or any material Company Subsidiary, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy proceedings; or (iv) there is initiated any assignment for the benefit of creditors or any marshalling of the material assets or material liabilities of the Company or any Company Subsidiary.

“Make-whole Amount” means the Make-whole Per Diem Amount multiplied by the number of days between and including (i) the Acceleration Notice Date or Prepayment Date, as the case may be, and (ii) the Maturity Date.

“Make-whole Per Diem Amount” means the amount equal to (i) the product of (x) the outstanding principal amount of this Note and (y) the Make-whole Rate divided by (ii) 360.

“Make-whole Rate” means the interest rate equal to the difference between [INSERT INTEREST RATE OF THIS NOTE]% and the then current yield rate of 1-year treasury bills on the date of determination.

“Maturity Date” has the meaning set forth in the preamble to this Note.

“Scheduled Interest Payment Date” means [INSERT FIRST CALENDAR MONTH FOLLOWING ISSUE DATE] 1, 200__ and the first Business Day of each calendar month thereafter until the date on which the entire principal amount of this Note is paid in full, whether on the Maturity Date or otherwise.

(b) Terms Defined in the Loan Agreement. Any capitalized term used but not defined herein has the meaning specified in the Loan Agreement.

(c) Usage.  All definitions contained in this Note are equally applicable to the singular and plural forms of the terms defined. The words “hereof”, “herein” and “hereunder” and words of similar import refer to this Note as a whole and not to any particular provision of this Note.

2. INTEREST; PAYMENT.

(a) Interest Payments. This Note shall bear interest on the unpaid principal amount hereof (“Interest”) at an annual rate equal to [_____] percent ([ ]%), computed on the basis of a 360-day year and calculated using the actual number of days elapsed since and including the Issue Date or the date on which Interest was most recently paid, as the case may be, and if not timely paid as provided herein, compounded monthly. The Company shall pay accrued Interest (including default interest (if any)) in arrears (i) on each Scheduled Interest Payment Date and (ii) on any date on which the entire or any portion of the principal amount of this Note is paid.

(b) Maturity. The outstanding principal amount of this Note plus all accrued and unpaid Interest (including default interest (if any)) hereon, plus all other amounts due hereunder, shall be paid in full on the Maturity Date.

(c) Payment in Cash. All payments on this Note shall be paid in cash by wire transfer of immediately available funds.

(d) Default Interest. Any amount of principal, Interest or any other amount that is not paid as and when due in accordance with this Note shall bear interest until paid at the Default Interest Rate, compounded monthly.

3. EVENT OF DEFAULT; ACCELERATION.

In the event that an Event of Default or a Change of Control occurs, the Holder shall have the right, upon written notice to the Company (an “Acceleration Notice”), to (i) accelerate the payment of (x) all unpaid principal amount of this Note, plus (y) all accrued and unpaid Interest (including default interest (if any)) hereon, plus (z) all other amounts due hereunder, and (ii) cause the Company to pay all of the amounts described in the preceding clause (i) plus the applicable Make-whole Amount in same day funds on the Acceleration Payment Date (as defined below). The Acceleration Notice shall specify the date on which the amounts described in the preceding sentence shall be paid (the “Acceleration Payment Date”), which date must be at least four (4) Business Days following the Business Day on which the Acceleration Notice is delivered to the Company (the “Acceleration Notice Date”).

4. PREPAYMENT BY THE COMPANY.

The Company may prepay all (but not less than all) of this Note prior to the Maturity Date by giving written notice thereof to the Holder, which notice shall (i) specify the date on which the Company intends to prepay this Note (the “Prepayment Date”), and (ii) be delivered to the Holder not less than three (3) Business Days prior to the Prepayment Date. Any such written notice delivered by the Company shall be irrevocable. On the Prepayment Date, the Company shall pay to the Holder the sum of (w) all unpaid principal amount of this Note, plus (x) all accrued and unpaid Interest (including default interest (if any)) hereon, plus (y) all other amounts due hereunder, plus (z) the applicable Make-whole Amount in same day funds.

5. MISCELLANEOUS.

(a) Successors and Assigns. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the Company and the Holder. The Company may not assign its rights or obligations under this Note except as specifically required or permitted pursuant to the terms hereof.

(b) Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York.

(c) Notices. Any notice, demand or request required or permitted to be given by the Company or the Holder pursuant to the terms of this Note shall be in writing and shall be deemed delivered (i) when delivered personally or by verifiable facsimile transmission, unless such delivery is made on a day that is not a Business Day, in which case such delivery will be deemed to be made on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to an overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed as follows:

If to the Company:

Manaris Corporation
400 boul. Montpellier
Montreal, Quebec
Canada H4N 2G7
Attn: John Fraser, Chief Executive Officer
Tel: 514-904-6030
Fax: 514-744-2080

with a copy (which shall not constitute notice) to:

Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Attn: Darrin Ocasio, Esq.
Tel: 212-930-9700
Fax: 212-930-9725

and if to the Holder, to such address for the Holder as shall be specified appear on the signature page of the Note Purchase Agreement executed by the Holder, or as shall be designated by the Holder in writing to the Company in accordance this Section 5(c).

(d)  Amendments. No (i) amendment to this Note or (ii) waiver of any agreement or other obligation of the Company under this Note may be made or given except pursuant to a written instrument executed by the Company and by the holders of a majority of the aggregate principal of the Notes then outstanding, it being understood that upon the satisfaction of the preceding condition, this and each other Note (including any Note held by a holder thereof that did not execute the instrument specified in the preceding clause) shall be deemed to incorporate any amendment, modification, change or waiver effected thereby as of the effective date thereof. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(e) Failure to Exercise Rights not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof. All rights and remedies of the Holder hereunder are cumulative and not exclusive of any rights or remedies otherwise available. In the event that the Company does not pay any amount under this Note when such amount becomes due, the Company shall bear all costs incurred by the Holder in collecting such amount, including without limitation reasonable legal fees and expenses.

(f)  Transfer of Note. The Holder may sell, transfer or otherwise dispose of all or any part of this Note (including without limitation pursuant to a pledge) to any person or entity as long as such sale, transfer or disposition is made in accordance with the applicable provisions of the Loan Agreement. From and after the date of any such sale, transfer or disposition, the transferee hereof shall be deemed to be the holder of a Note in the principal amount acquired by such transferee, and the Company shall, as promptly as practicable and at the Company’s cost and expense, issue and deliver to such transferee a new Note identical in all respects to this Note, in the name of such transferee. The Company shall be entitled to treat the original Holder as the holder of this entire Note unless and until it receives written notice of the sale, transfer or disposition hereof.

(g)  Lost or Stolen Note. Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of this Note, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Company, and upon surrender and cancellation of the Note, if mutilated, the Company shall at the Company’s cost and expense execute and deliver to the Holder a new Note identical in all respects to this Note.

(h) Usury. This Note is subject to the express condition that at no time shall the Company be obligated or required to pay interest hereunder at a rate which could subject the Holder to either civil or criminal liability as a result of being in excess of the maximum interest rate which the Company is permitted by applicable law to contract or agree to pay.  If by the terms of this Note, the Company is at any time required or obligated to pay interest hereunder at a rate in excess of such maximum rate, the rate of interest under this Note shall be deemed to be immediately reduced to such maximum rate and the interest payable shall be computed at such maximum rate and all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of the principal balance of this Note.

(i) Taxes. Any and all payments of any kind whatsoever by the Company under or in connection with this Note or any other Transaction Document shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities of any kind whatsoever with respect thereto, excluding taxes imposed on the net income of the Holder (all such nonexcluded taxes, levies, imposts, deductions, charges withholdings and liabilities, collectively or individually, the “Taxes”). If the Company shall be required to deduct any Taxes from or in respect of any sum payable under or in connection with any of this Note or any other Transaction Document to the Holder, (i) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under or in connection with this Section 5(i)) the Holder shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Company shall make such deductions and (iii) the Company shall pay the full amount deducted to and file any required tax and information return with the relevant Governmental Authority in accordance with applicable law.

[Signature Page to Follow]

IN WITNESS WHEREOF, the Company has caused this Note to be signed in its name by its duly authorized officer on the date first above written.

MANARIS CORPORATION

By:

Name:
Title: